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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-82718 of Entravision Communications Corporation on Form S-8 of our report dated June 21, 2002, appearing in this Annual Report on Form 11-K of Entravision Communications Corporation 2001 Employee Stock Purchase Plan for the year ended December 31, 2001.


/s/ McGladrey & Pullen, LLP


Pasadena, California
June 28, 2002